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                                                                   EXHIBIT 10.71

                              PRECEDENT AGREEMENT

                                BY AND BETWEEN

                          ETOWAH LNG COMPANY, L.L.C.

                                      AND

                           ATLANTA GAS LIGHT COMPANY

                             AMENDED AND RESTATED

                                MARCH 31, 2000
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                             AMENDED AND RESTATED
                             --------------------
                              PRECEDENT AGREEMENT
                              -------------------

     This Amended and Restated Precedent Agreement is made and entered into as of the 31st day of March, 2000 by and between ETOWAH LNG COMPANY, L.L.C., a Delaware limited liability company, herein called "Company," and ATLANTA GAS LIGHT COMPANY, a Georgia corporation, herein called "Customer," pursuant to the following terms, conditions, and representations:

                               R E C I T A L S:

     A. Company is a Delaware limited liability company formed by Southern Natural Gas Company, a Delaware corporation ("Southern"), and AGL Peaking Services, Inc., a Georgia corporation ("AGL"). This Amended and Restated Precedent Agreement may refer to Southern and AGL individually as a "Member" and jointly as the "Members."

     B. Company filed an application with the Federal Energy Regulatory Commission ("FERC") on April 20, 1998 for Certificates of Public Convenience and Necessity authorizing Company to construct and operate natural gas liquefaction, storage, and vaporization facilities, herein called "Company's Facility," located in Polk County, Georgia and interconnected with the pipeline systems of Southern and Atlanta Gas Light Company;

     C. On April 16, 1998, Company and Customer entered into a Precedent Agreement, which Precedent Agreement, among other things, bound Company and

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Customer to enter into an LNG-1 Service Agreement, substantially in the form attached as Exhibit A thereto (as approved by the FERC), to effect firm service through Company's Facility pursuant to the terms of said Precedent Agreement; and

     D. Company and Customer subsequently amended said Precedent Agreement pursuant to letter agreements dated October 13, 1998, December 14, 1998, February 15, 1999, August 11, 1999 and October 14, 1999.

     E. Company and Customer desire to further amend the Precedent Agreement for the following purposes, among others: (i) to extend the expiration date for Customer's "Termination Right" in Paragraph 3; (ii) to eliminate any obligation of Customer to pay carrying charges to Company associated with project costs; and (iii) to restructure Customer's obligation to reimburse Company for project costs if Customer exercises its Termination Right.

     F. Company and Customer have determined that it is desirable and in each of their best interests to restate the Precedent Agreement simultaneous with amending it as described above in Paragraph E.

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                             A G R E E M E N T S:

     In consideration of: (i) the payment, in immediately available funds simultaneous with the execution of this agreement, by Customer to Company of the sum of $1,188,309; (ii) the mutual covenants set forth in this agreement; and
(iii) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Customer agree as follows:

     1. Company shall seek the contractual and property rights, financing arrangements, and regulatory approvals, including from the FERC all necessary authorizations under the FERC'S Regulations under the Natural Gas Act ("FERC Authorization"), as may be necessary to construct Company's Facility and to render service under Rate Schedule LNG-1. Company reserves the right to file and prosecute applications for any required authorizations, any supplement or amendment to an application, and any court review as Company deems in its best interests. Customer agrees to use its good faith efforts to cooperate with and support Company in obtaining the necessary regulatory approvals. Customer's cooperation and support includes, without limitation, (i) filing with the FERC in support of Company's application for FERC Authorization and (ii) providing to Company any information that the FERC requires relating to Customer's gas supply arrangements or markets in a timely manner to enable Company to respond within the time imposed by the FERC; provided, however, that Company shall at
                              -----------------
Customer's request seek confidential treatment of such information. Customer agrees that Company may provide copies of this Amended and Restated

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Precedent Agreement to Company's Members that have agreed not to disclose this
Amended and Restated Precedent Agreement to others. Under no circumstances, however, may Company provide copies of this Amended and Restated Precedent Agreement to any marketing affiliate of the Members.

     2. Upon receipt by Company of the FERC Authorization described in Paragraph 1, Company shall transmit to Customer a copy of such authorization. Within 20 days of receipt by Company of its FERC Authorization, Company shall notify Customer of Company's decision to accept or reject such authorization.

     3. If Company accepts its FERC Authorization, then within 30 days Company and Customer shall execute and deliver an LNG-1 Service Agreement that provides for (i) a Maximum Daily Vaporization Quantity ("MDVQ") of 200,000 Mcf per day,
(ii) a Primary Delivery Point (subject to change by mutual agreement and according to Company's FERC-approved tariff) at the interconnect between Company's Facility and Customer's facilities, and (iii) a primary term of 20 years from the in-service date, subject to Paragraph 9(a); provided, however,
                                                           --------  -------
that Company's obligation to provide service pursuant to the executed Service Agreement remains subject to Company's receipt and acceptance of any remaining necessary contractual and property rights, financing arrangements, and regulatory approvals, in form and substance satisfactory to Company. Any other provision of this Paragraph 3 to the contrary notwithstanding, Customer and Company agree that the obligations, agreements, and representations in this Amended and Restated Precedent Agreement remain subject to the following ("Termination Right"): if

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Customer concludes, in Customer's sole judgment, that execution and delivery of the above-referenced LNG-1 Service Agreement is not in Customer's best interest, then Customer may terminate this Amended and Restated Precedent Agreement if Company receives a written notice of termination by April 2, 2001; provided,
                                                                   ---------
however, that if Company has not received the specified notice of termination by
--------
April 2, 2001, then this Termination Right shall become null and void and have no effect, and the other provisions of this Amended and Restated Precedent Agreement shall continue with full force and effect. If Customer terminates the Amended and Restated Precedent Agreement pursuant to this Termination Right, then such termination relieves Customer and Company of further liability; provided, however, that Customer agrees to reimburse Company for all actual
------------------
costs, including without limitation (i) expenses incurred in the design and engineering of Company's Facility, (ii) expenses incurred in preparing for regulatory approvals, and (iii) the cost of all land and materials ("Actual Costs"). Upon reimbursement of the Actual Costs by Customer, Company agrees to convey to Customer (or to another entity that Customer designates) such property, rights, and materials acquired by Company including but not limited to Company's interest in any land acquired for Company's Facility. Customer and Company agree and confirm that Customer's obligation to reimburse Company for Actual Costs survives the termination of this Amended and Restated Precedent Agreement pursuant to the Termination Right.

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     4.   Company proposes to provide firm service to Customer under Rate
Schedule LNG-1 at FERC-approved, cost-based rates reflecting the actual initial capital cost of the Facility or at such other rates as may be agreed to by Company and Customer. In order to assist Customer's evaluating its Termination Right, Company shall provide to Customer no later than March 1, 2001 estimated revised rates for firm service based on projections of Company's revenue requirement, including updated projections of capital costs and operating and maintenance expenses. Customer's obligation to pay the maximum monthly reservation charges and other charges, and Company's obligation to perform according to its tariff, as approved by the FERC, shall commence as soon as the Company's Facility has been constructed and is ready for liquefaction and storage, as determined by Company in its sole opinion. Company agrees that except for adjustments to its fuel retention percentage and any industry-wide surcharges imposed by the FERC, Company shall not file a general rate increase pursuant to Section 4 of the Natural Gas Act ("NGA") before the end of the three-year period beginning on Company's in-service date, as described in Paragraph 9(a); provided, however, that Company may, upon written notice to Customer, terminate this rate moratorium and file a general rate change pursuant to Section 4 of the NGA if, as a result of legislation or action of the FERC (or other government agency having jurisdiction), Company is required to change the cost allocation, rate design, services, or billing determinants in a manner that materially and adversely affects Company's ability to recover its cost of service.

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     5.   Nothing in this Amended and Restated Precedent Agreement shall be deemed or construed to limit either (i) Company's ability to file with FERC to increase its maximum lawful rates by the full amount of the actual initial capital costs of the Company's Facility, or (ii) Customer's right to oppose such filing.

     6. No modification of the terms and provisions of this Amended and Restated Precedent Agreement shall be made except by the execution of written agreements by Company and Customer.

     7. Company and Customer agree and confirm that this Amended and Restated Precedent Agreement is in full force and effect and supersedes all prior agreements and amendments.

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     8.   Notices under this Amended and Restated Precedent Agreement shall be sent to:

          Company:  Etowah LNG Company, L.L.C.
                    Post Office Box 2563
                    Birmingham, Alabama 35202-2563
                    Attention: James C. Yardley
                    Phone: 205/325-3834
                    Fax: 205/325-3787

          Customer: Atlanta Gas Light Company
                    Post Office Box 4569
                    Atlanta, Georgia 30302-4569
                    Attention: President
                    Phone: 404/584-3500
                    Fax: 404/584-3509

Either party may change its address by written notice to that effect to the other party. Notices given hereunder shall be deemed to have been effectively given upon the third day following the day when the notice properly addressed and postpaid has been placed in the United States mail, or upon confirmation of receipt if delivered by facsimile or other similar means, or in accordance with the dates and time provided for overnight delivery service.

     9.   Customer and Company acknowledge and agree to the following:

          (a) After Company and Customer execute and deliver the LNG-1 Service Agreement, and after Company receives and accepts all necessary contractual and property rights, financing arrangements, and regulatory approvals, in form and substance satisfactory to Company, Company shall proceed with the construction of

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               Company's Facility so as to begin liquefaction and storage for
               Customer by a proposed in-service date of March 1, 2004. If Company is unable to complete the construction and place the Company's Facility into operation by the proposed in-service date despite its exercise of due diligence, then Company shall continue to proceed with due diligence to complete such construction and place Company's Facility in-service at the earliest practicable date. Company shall not be liable in any manner to Customer, nor shall this Amended and Restated Precedent Agreement or the LNG-1 Service Agreement be subject to termination, if, despite Company's exercise of due diligence, construction is not completed or service is not commenced by the proposed in-service date.

          (b)  Company is a Delaware limited liability company.

          (c) Customer shall have no recourse against any Member of Company with respect to Company's obligations under this Amended and Restated Precedent Agreement or with respect to any agreements executed pursuant to the terms hereof, and its sole recourse shall be against the assets of Company, irrespective of any failure to comply with applicable law or any provision of this Amended and Restated Precedent Agreement.

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          (d)  No claim shall be made against any Member of Company under or in connection with this Amended and Restated Precedent Agreement or any agreements executed pursuant to the terms hereof.

          (e) Customer shall have no right of subrogation to any claim of Company for any Capital Contributions from any Member of Company.

          (f) The representations in (b) through (e) above are made expressly for the benefit of the Members of Company.

     10. If Company has not received and accepted the FERC Authorization on or before January 31, 2003, then either Company or Customer may, at any time thereafter until Company receives and accepts the FERC Authorization, terminate this Amended and Restated Precedent Agreement by giving 30 days' advance written notice to the other; provided, however, that the termination has no effect if Company receives and accepts the FERC Authorization within the 30-day notice period. Termination shall be without liability for damages, costs, or expenses of either Company or Customer to each other or others, or to shareholders, directors, officers, employees, agents, or consultants of Company or Customer.

     11. THIS AMENDED AND RESTATED PRECEDENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REFERENCE TO RULES FOR CONFLICTS OF LAW.

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12.  (a)  Any company which shall succeed by purchase, merger, or consolidation to the properties substantially as an entirety, of either Company or Customer, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Amended and Restated Precedent Agreement.

     (b) Either party may, without the consent of the other party, assign any of its rights hereunder to an entity with which it is affiliated, but the assignor shall not be relieved of its obligations under this Amended and Restated Precedent Agreement. In the event of such assignment, the assignor shall provide written notice of such assignment to the other party to this Amended and Restated Precedent Agreement as soon as practicable after such assignment.

     (c) In addition to the rights provided in Paragraph 12(b), if Customer assigns any of its rights hereunder to an entity with which it is affiliated and, prior to such assignment, obtains the written consent thereto of Company, such consent not to be unreasonably withheld, then Customer shall be relieved of its obligations hereunder to the extent so assigned prospectively from the effective date of the assignment (except for the obligations to pay monies related to periods prior to the assignment which become due before or after such date).

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     (d)  Except as provided in Paragraph 12(b) hereof, no assignment of this
          Amended and Restated Precedent Agreement or any of the rights or obligations hereunder shall be made unless there first shall have been obtained the written consent thereto of Customer in the event of an assignment by Company, or the written consent thereto of Company in the event of an assignment by Customer, such consent not to be unreasonably withheld.

     (e) It is agreed, however, that the restrictions on assignment contained in Paragraphs 12(a) through (d) above shall not in any way prevent either party to this Amended and Restated Precedent Agreement from pledging or mortgaging its rights hereunder as security for its indebtedness.

     (f) For purposes of this Amended and Restated Precedent Agreement, "Affiliate" means, with respect to any relevant entity, any other entity that directly or indirectly controls, is controlled by, or is under common control with, such relevant entity in question. As used herein, the term "control" (including its derivatives and similar terms) means owning or holding, directly or indirectly, the power (i) to vote 10% or more of the Voting Stock of any such relevant entity, or (ii) to direct or cause the direction of the management and policies of any such relevant entity. "Voting Stock" means capital stock

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          issued by a corporation, or equivalent interests in any other entity, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or entity with management authority performing similar functions) of such entity.


     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Precedent Agreement to be duly executed by their proper officers thereunto duly authorized as of the date first hereinabove written.

ATLANTA GAS LIGHT COMPANY                    ETOWAH COMPANY, L.L.C.


By:     /s/ Paul R. Shlanta                  By:      /s/ Jim Yardley
       -------------------------                    --------------------------

Title:  Senior Vice President                Title:   President
       -------------------------                    --------------------------

Date:   As of 3/31/00                        Date:    Southern Natural Gas Co.
       -------------------------                    --------------------------

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                                                                       EXHIBIT A
                                                      Precedent Agreement--LNG-1
                                                                 (_____________)


                           FORM OF SERVICE AGREEMENT
                      (For Use Under Rate Schedule LNG-1)


     THIS AGREEMENT entered into this _____ day of ___________ by and between Etowah LNG Company, L.L.C (Etowah) and __________________ (Customer).

                             W I T N E S S E T H:

     WHEREAS, Etowah has undertaken to provide services of liquefaction, storage, and vaporization of natural gas under Part 284 of the Federal Energy Regulatory Commission's (Commission) Regulations; and

     WHEREAS, Customer has requested service pursuant to Rate Schedule LNG-1 and has submitted to Etowah a request for such service in compliance with Section 2 of Rate Schedule LNG-1; and

     WHEREAS, Etowah agrees service to render to Customer pursuant to the provisions of Rate Schedule LNG-1, this Agreement, and the Commission's Regulations.

     NOW, THEREFORE, Etowah and Customer agree as follows:

                                   ARTICLE I
                            SERVICE TO BE RENDERED

     Subject to the terms and provisions of both this agreement and Etowah's Rate Schedule LNG-1, as amended from time to time, Etowah agrees to liquefy natural gas, delivered to Etowah by Customer pursuant to Article II; store such gas in liquefied form; and vaporize and deliver such gas to Customer or for Customer's account, as follows:

     To withdraw from storage and vaporize the gas stored in liquefied form by Etowah for Customer's account up to a maximum quantity of _____ Mcf, which quantity shall be Customer's Maximum Daily Vaporization Quantity (MDVQ).

     To liquefy natural gas for Customer up to a maximum quantity on any day of 5% of MDVQ, which equals Customer's Maximum Daily Liquefaction Quantity (MDLQ).

     To store in liquefied form for Customer's account up to a total quantity of 833% of MDVQ, which equals Customer's Maximum Storage Capacity (MSC).

                                  ARTICLE II
                         POINT OF RECEIPT AND DELIVERY

     1.   Point of Receipt

          Subject to the terms and provisions of both this Agreement and Etowah's Rate Schedule LNG-1 and the General Terms and Conditions thereto, Etowah agrees to accept at the Receipt Point on any day a quantity of gas up to Customer's MDLQ.

     2.   Points of Delivery

          Subject to the terms and provisions of both this Agreement and Etowah's Rate Schedule LNG-1 and the General Terms and Conditions thereto, Etowah agrees to deliver to Customer at the Delivery Points described in Exhibit A and Exhibit A-1 to this Agreement. Etowah's obligation to deliver on a firm basis is limited to the Delivery Point specified on Exhibit A and the MDVQ stated for that delivery point. All quantities delivered in excess of MDVQ equal Authorized Excess Vaporization, as defined in Section 6.1(d) of Rate Schedule LNG-1.

                                  ARTICLE III
                               TERM OF AGREEMENT

     This agreement shall be effective as of ______________ and shall remain in force and effect until _________________, and year to year thereafter, subject to termination by either party upon two (2) years prior written notice to the other.

                                  ARTICLE IV
                            RATE SCHEDULE AND PRICE

     1. Customer shall pay Etowah for service rendered hereunder in accordance with Etowah's Rate Schedule LNG-1 and the applicable provisions of the General Terms and Conditions of Etowah's FERC Gas Tariff as filed with the Commission, and as the same may be amended or superseded from time to time. Such rate schedule and General Terms and Conditions are by this reference made a part hereof.

     2. Etowah shall have the unilateral right to propose, file, and make effective with the Commission, or other regulatory authority having jurisdiction, changes and revisions to the rates and rate design proposed pursuant to Section 4 of the Natural Gas Act, or to propose, file, and make effective superseding rates or rate schedules, for the purposes of changing the rates, charges, rate design, terms, and conditions of service and other provisions thereof effective as to Customer; provided, however, that the (i) firm character of service, (ii) term of agreement (as set forth in Article III above), (iii) quantities, and (iv) points of receipt and delivery shall not be subject to unilateral change under this paragraph. Customer shall have the right to file with the Commission or other regulatory authority in opposition to any such filings or proposals by Etowah. This agreement does not alter pre-existing rights under Section 5 of the Natural Gas Act.

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                                   ARTICLE V
                                 MISCELLANEOUS


     1. The subject headings of the Articles of this agreement are inserted for the purpose of convenient reference and are not intended to be a part of this agreement nor to be considered in the interpretation of the same.

     2. This agreement supersedes and cancels as of the effective date hereof the following contracts between the parties hereto:
________________________________________________________________________________

_____

________________________________________________________________________________

_____

________________________________________________________________________________

_____


     3. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

     4. This agreement shall be interpreted, performed, and enforced in accordance with the laws of the State of Georgia, without reference to rules for conflicts of law.

     5. This agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

     6. Notices to either party shall be in writing and shall be considered as duly delivered when mailed to the other party at the following address:

     (a)  If to Etowah:

          Etowah LNG Company, L.L.C.
          Post Office Box 2563
          Birmingham, Alabama 35203

     (b)  If to Customer:

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

Such addresses may be changed from time to time by mailing appropriate notice thereof to the other party.

     7. Customer acknowledges and agrees that (a) Company is a Delaware limited liability company; (b) Customer shall have no recourse against any member of Company with respect to Company's obligations under this agreement and its sole recourse shall be against

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the assets of Company, irrespective of any failure to comply with applicable law or any provision of this Agreement; (c) no claim shall be made against any member of Company under or in connection with this Agreement; (d) Customer shall have no right of subrogation to any claim of Company for any Capital
Contribution from any member of Company; and (e) this representation is made expressly for the benefit of the members in Company.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed and sealed by their respective officers or representatives thereunto duly authorized on any day and year above written.

                                   ETOWAH LNG COMPANY, L.L.C.


                                   By ____________________________
                                                         [L.S.]


                                   CUSTOMER


                                   By ____________________________
                                                          [L.S.]

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